Exhibit 10.1

Elong Power Holding Limited

2024 Long-Term Incentive Equity Plan

Section 1. Purpose; Definitions.

1.1. Purpose. The purpose of the Elong Power Holding Limited 2024 Long-Term Incentive Equity Plan (“Plan”) is to enable Elong Power Holding Limited (the “Company”) to offer to its employees, officers, directors and consultants whose past, present and/or potential future contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of the Ordinary Shares, thereby strengthening their commitment to the Company and aligning their interests with those of the Company’s shareholders. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means the written award agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award granted under the Plan. Any Agreement is subject to the terms and conditions of the Plan.

(b) “Board” means the board of directors of the Company.

(c) “Cause” means (a) the definition of such term as set forth in the applicable Agreement or in a Holder’s employment or service agreement with the Company or a Subsidiary, or (b) if no such agreement exists, (i) such Holder’s commission of a felony or a crime involving moral turpitude, of a material violation of state or federal securities laws, or of any other act involving fraud, dishonesty, willful malfeasance or material fiduciary breach with respect to the Company or a Subsidiary; (ii) such Holder’s gross negligence or willful misconduct with respect to the Company or a Subsidiary; (iii) such Holder’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Subsidiaries; (iv) such Holder’s material breach of any agreement with the Company or an affiliate, or a material violation of the Company’s or a Subsidiary’s code of conduct or other written policy; or (v) in the case of an employee or consultant, such Holder’s failure to perform such duties as are reasonably requested by the Board. Except as otherwise provided in a Holder’s employment or service agreement, the determination that a termination of a Holder’s Continuous Service is either for Cause or without Cause shall be made by the Board in its sole discretion.

(d) “Change of Control” means (a) a transaction or series of related transactions in which a person or entity, or a group of related persons or entities (other than any shareholders or any affiliates thereof), acquires shares representing more than fifty percent (50%) of the aggregate voting power of total issued and outstanding share capital of the Company, (b) a merger or consolidation in which the Company is a constituent party or a Subsidiary of the Company is a constituent party and the Company issues any class of shares pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a Subsidiary of the Company in which the shares issued and outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation, at least a majority of the aggregate voting power of total issued and outstanding share capital of (i) the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, or (c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries if all or substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned Subsidiary.

(e) “Circular 7” means the Circular on Issues Concerning the Administration of Foreign Exchange Used for Domestic Individuals’ Participation in Equity Incentive Plans of Overseas Listed Companies (关于境内个人参与境外上市公司股权激励计划外汇管理有关问题的通知) issued by State Administration of Foreign Exchange in February 2012.

(f) “Circular 37” means the Circular on Issues Concerning the Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles (关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知) issued by State Administration of Foreign Exchange in July 2014.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any Treasury regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations, or guidance.

(h) “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(i) “Company” means Elong Power Holding Limited, a Cayman Islands exempted company.

(j) “Continuous Service” means that the Holder’s service with the Company or a Subsidiary, whether as an employee, officer, director or consultant, is not interrupted or terminated. A change in the capacity in which the Holder renders service to the Company or a Subsidiary as an employee, officer, director, or consultant or a change in the entity for which the Holder renders such service, provided that there is no interruption or termination of the Holder’s service with the Company or a Subsidiary, shall not terminate a Holder’s Continuous Service; provided, however, if the entity for which a Holder is rendering service ceases to qualify as a Subsidiary, as determined by the Board in its sole discretion, such Holder’s Continuous Service shall be considered to have terminated on the date such entity ceases to qualify as a Subsidiary. For example, a change in status from an employee of the Company to a consultant of an affiliate or to a director shall not constitute an interruption of Continuous Service.

(k) “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(l) “Effective Date” means the date determined pursuant to Section 11.1.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(n) “Fair Market Value” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Ordinary Shares are listed on a national securities exchange or any other trading or quotation system, the last sale price of the Ordinary Shares in the principal trading market for the Ordinary Shares on such date, as reported by such exchange or trading or quotation system or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the fair market value of the Ordinary Shares cannot be determined pursuant to clause (i) above, such price as the Committee shall determine, in good faith in a manner that complies with Section 409A of the Code.

(o) “Holder” means a person who has received an award under the Plan.

(p) “Incentive Share Option” means any Share Option intended to be and designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code and that otherwise meets the requirements set forth in the Plan.

(q) “Non-qualified Share Option” means any Share Option that is not an Incentive Share Option.

(r) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(s) “Ordinary Shares” means the class A ordinary shares of a par value of US$0.00001 each in the share capital of the Company.

(t) “Other Share-Based Award” means an award under Section 8 that is payable by delivery of Ordinary Shares or that is valued in whole or in part by reference to, or is otherwise based upon, Ordinary Shares.

(u) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(v) “Plan” means this Elong Power Holding Limited 2024 Long-Term Incentive Equity Plan, as hereinafter amended from time to time.

(w) “Repurchase Value” shall mean (i) if the award is to be settled under Section 2.2(a)(v) or repurchased under Section 5.3(g), the Fair Market Value, if the award is comprised of Ordinary Shares, or the difference between the Fair Market Value and the Exercise Price (if lower than the Fair Market Value), if the award is a Share Option or Share Appreciation Right, in each case, multiplied by the number of shares subject to the award, or (ii) if the award is to be repurchased under Section 9.1, the value of such award based upon the price per Ordinary Share received or to be received by other shareholders of the Company in the event, if the award is comprised of Ordinary Shares, or the difference between (1) the value of such award based upon the price per Ordinary Share received or to be received by other shareholders of the Company in the event and (2) the exercise price (if lower than such value), if the award is a Share Option or Share Appreciation Right, in each case multiplied by the number of shares subject to the award.

(x) “Restricted Shares” means Ordinary Shares received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(y) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the Holder would have otherwise had to pay to exercise the related Share Option or (b) if a Share Appreciation Right is granted unrelated to a Share Option, the Fair Market Value of an Ordinary Share on the date of grant of the Share Appreciation Right, in either case, multiplied by the number of shares for which the Share Appreciation Right is exercised.

(z) “Service Agreement” means the employment agreement or other service agreement with the Company by which a Holder is bound.

(aa) “Share Appreciation Right” means the right to receive from the Company, without a cash payment to the Company, a number of Ordinary Shares equal to the SAR Value divided by the Fair Market Value (on the exercise date) as determined under Section 6 and subject to the conditions thereof as well as the applicable Agreement.

(bb) “Share Option” or “Option” means any option to purchase Ordinary Shares which is granted pursuant to Section 5 of the Plan.

(cc) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

Section 2. Administration.

2.1. Committee Membership. The Plan shall be administered by the Committee. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2. Powers of Committee.

(a) The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Share Options, (ii) Share Appreciation Rights, (iii) Restricted Shares, and/or (iv) Other Share-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(i) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Share Options, Share Appreciation Rights, Restricted Shares and/or Other Share-Based Awards may from time to time be awarded hereunder;

(ii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(iii) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(iv) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan; and

(v) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

(b) The Committee may not modify or amend any outstanding Option or Share Appreciation Right to reduce the exercise price of such Option or Share Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Share Appreciation Right. In addition, no Option or Share Appreciation Right may be granted in exchange for the cancellation or surrender of an Option or Share Appreciation Right or other award having a higher exercise price.

2.3. Interpretation of Plan.

(a) Committee Authority. Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b) Decisions Final. Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding, and conclusive on the Company and all employees and their respective heirs, executors, administrators, successors, and assigns.

(c) Incentive Share Options. The terms of any Incentive Share Option granted under the Plan shall comply with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Share Options (including but not limited to Share Appreciation Rights granted in conjunction with an Incentive Share Option) or any Agreement providing for Incentive Share Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan or any Incentive Share Option under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Share Option under such Section 422. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Share Options shall be subject to the special terms and conditions applicable to Incentive Share Options as described in this Plan, including but not limited to, Section 5, and for the avoidance of doubt, if Ordinary Share acquired by exercise of an Incentive Share Option are disposed of within two years following the date the Incentive Share Option is granted or one year following the issuance of such Ordinary Shares to the Holder upon exercise, the Holder shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

2.4. Indemnification. In addition to such other rights of indemnification as they may have as directors or members of the Committee, and to the extent allowed by Cayman Islands law, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit, or proceeding or in connection with any appeal therein, to which the members of the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any award granted under the Plan, and against all amounts paid by the members of the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the members of the Committee in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member of the Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit, or proceeding, such members of the Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding. The Company shall advance expenses to members of the Committee in connection with the Company’s indemnification obligations hereunder; provided that such member agrees in writing to reimburse the Company for such advances if such member if ultimately not entitled to indemnification hereunder.

Section 3. Shares Subject to Plan.

3.1. Number of Shares. The total number of Ordinary Shares reserved and available for issuance under the Plan shall be 8,000,000 Ordinary Shares (the “Shares”), subject to adjustment pursuant to Section 3.3. The Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Notwithstanding the limit in the first sentence of this Section 3.1, the total number of Shares reserved and available for issuance under the Plan will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to 5% of the total number of Ordinary Shares issued and outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the total number of Shares for such year or that the increase in the total number of Shares for such year will be a lesser number of Ordinary Shares than would otherwise occur pursuant to the preceding sentence. The aggregate number of Shares that may be issued with respect to any Incentive Share Option shall not exceed 8,000,000 Shares (subject to any increase or decrease pursuant to Section 3.1).

3.2. Share Recycling. If any Shares that have been granted pursuant to a Share Option cease to be subject to a Share Option, or if any Shares that are subject to any Share Appreciation Right, Restricted Share award or Other Share-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Ordinary Shares, such Shares shall again be available for distribution in connection with future grants and awards under the Plan. Shares that are surrendered by a Holder or withheld by the Company as full or partial payment in connection with any award under the Plan, as well as any Shares surrendered by a Holder or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under the Plan, shall not be available for subsequent awards under the Plan.

3.3. Adjustment Upon Changes in Capitalization, Etc. In the event of any share dividend payable on Ordinary Shares, share split or reverse share split, combination or exchange of shares, or other extraordinary or unusual event which results in a change in the Ordinary Shares of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price), in the aggregate number of shares reserved for issuance under the Plan or in any other amount denominated in shares under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

3.4. Individual Limits. Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 10% of the total number of Shares (as defined below) issued and issuable under this Plan. The maximum aggregate amount of cash and value of awards (calculated based on grant date fair value of the awards for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed US$1,000,000. The Board may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or awards granted to the non-employee director in his or her capacity as an advisor or consultant to the Company.

Section 4. Eligibility. Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company, and who are qualified to receive Shares pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). No Incentive Share Option shall be granted to any person who is not an employee of the Company or an employee of a Subsidiary at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding the foregoing, an award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5. Share Options.

5.1. Grant and Exercise. Share Options granted under the Plan may be of two types: (i) Incentive Share Options and (ii) Non-qualified Share Options. The Agreement pertaining to an Option shall designate such Option as an Incentive Share Option or a Non-qualified Share Option. All Options granted under the Plan shall be Non-qualified Share Options unless the applicable Agreement expressly states that the Option is intended to be an Incentive Share Option. Any Share Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Share Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Share Options or Non-qualified Share Options, or both types of Share Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Share Option intended to qualify as an Incentive Share Option does not so qualify, it shall constitute a separate Non-qualified Share Option appropriately granted under the Plan. The Company shall have no liability to any Holder, or to any other person, if an Option (or any portion thereof) that is intended to be an Incentive Share Option fails to qualify as an Incentive Share Option at any time or if an Option (or any portion thereof) is determined to constitute “nonqualified deferred compensation” under Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

5.2. Terms and Conditions. Share Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term. The term during which a Share Option may be exercised shall be fixed by the Committee and set forth in the applicable Agreement; provided, that an Incentive Share Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant; provided, further, that an Incentive Share Option granted to an optionee who, at the time of grant, owns shares representing more than 10% of the aggregate voting power of the total issued and outstanding share capital of the Company (“10% Shareholder”), may only be exercised within five years of the date of grant.

(b) Exercise Price. The exercise price per Ordinary Share purchasable under a Share Option shall be determined by the Committee as of the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of an Ordinary Share); provided, that the exercise price of an Incentive Share Option granted to a 10% Shareholder may not be less than 110% of the Fair Market Value on the date of grant.

(c) Exercisability. Share Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Share Options be exercisable only in installments, i.e., that they vest over time, typically over a three-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines. Notwithstanding the foregoing, in the case of an Incentive Share Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Share Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed US$100,000. To the extent that the aggregate fair market value of Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds US$100,000, such Options will be treated as Non- qualified Share Options to the extent required by Section 422 of the Code.

5.3. Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Share Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of Ordinary Shares to be purchased, as provided in the applicable Agreement. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in Ordinary Shares (including Restricted Shares and other contingent awards under this Plan) or partly in cash and partly in such Ordinary Shares, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver share certificates for Ordinary Shares with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). No Ordinary Shares shall be issued pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company and the Holder has paid to the Company (or otherwise arranged for satisfaction of any required tax withholding in accordance with Section 12.6) an amount equal to any and all Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are required to be withheld in accordance with Section 12.6 of the Plan. The Committee may permit a Holder to elect to pay the exercise price upon the exercise of a Share Option by irrevocably authorizing a third party to sell Ordinary Shares (or a sufficient portion of the shares) acquired upon exercise of the Share Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are required to be withheld in accordance with Section 12.6 of the Plan and resulting from such exercise. The Committee may also permit a Holder to pay the exercise price upon exercise of a Share Option pursuant to net exercise procedures as determined by the Committee, provided, however, that, with respect to Incentive Share Options, all such discretionary determinations shall be made by the Committee at the time of grant and specified in the Agreement.

(a) Share Payments. Payments in the form of Ordinary Shares shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of share certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

(b) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Share Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Share Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Share Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s Immediate Family (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-qualified Share Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Share Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(c) Termination by Reason of Death. If a Holder’s Continuous Service terminates by reason of death, any Share Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Share Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Share Option, whichever period is shorter.

(d) Termination by Reason of Disability. If a Holder’s Continuous Service terminates by reason of Disability, any Share Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Share Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Share Option, whichever period is shorter.

(e) Termination by Reason of Normal Retirement. Subject to the provisions of Section 12.3, if such Holder’s Continuous Service terminates due to Normal Retirement, any Share Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Share Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Share Option, whichever period is shorter.

(f) Other Termination. Subject to the provisions of Section 12.3, if such Holder’s Continuous Service terminates for any reason other than death, Disability or Normal Retirement, any Share Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s Continuous Service is terminated by the Company or a Subsidiary without Cause (or, if such term is defined in the applicable Agreement or in a Holder’s employment or service agreement with the Company or a Subsidiary, by the Holder for “good reason”) the portion of such Share Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Share Option, whichever period is shorter.

(g) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Share Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(h) Rights as Shareholder. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be issued to the Holder upon the exercise of the Option.

Section 6. Share Appreciation Rights.

6.1. Grant and Exercise. Subject to the terms and conditions of the Plan and such other conditions not inconsistent with the Plan as may be reflected in the applicable Agreement, the Committee may grant Share Appreciation Rights in tandem with an Option or alone and unrelated to an Option, in each case, to be evidenced by an Agreement reflecting the award grant. The Committee may grant Share Appreciation Rights to Holders who have been or are being granted Share Options under the Plan as a means of allowing such Holders to exercise their Share Options without the need to pay the exercise price in cash. In the case of a Non-qualified Share Option, a Share Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Share Option. In the case of an Incentive Share Option, a Share Appreciation Right may be granted only at the time of the grant of such Incentive Share Option.

6.2. Terms and Conditions. Share Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Share Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject, for Share Appreciation Rights granted in tandem with an Incentive Share Option, to the limitations, if any, imposed by the Code with respect to related Incentive Share Options.

(b) Termination. All or a portion of a Share Appreciation Right granted in tandem with a Share Option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related Share Option.

(c) Method of Exercise. Share Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and, for Share Appreciation Rights granted in tandem with a Share Option, by surrendering the applicable portion of the related Share Option. Upon exercise of all or a portion of a Share Appreciation Right and, if applicable, surrender of the applicable portion of the related Share Option, the Holder shall be entitled to receive a number of Ordinary Shares equal to the SAR Value divided by the Fair Market Value on the date the Share Appreciation Right is exercised, less an amount equal to any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are required to be withheld in accordance with Section 12.6.

(d) Shares Available Under Plan. The granting of a Share Appreciation Right in tandem with a Share Option shall not affect the number of Ordinary Shares available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of Ordinary Shares acquirable upon exercise of the Share Option to which such Share Appreciation Right relates.

Section 7. Restricted Shares.

7.1. Grant. Each Restricted Share grant shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Agreement. Restricted Shares may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Shares will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

7.2. Terms and Conditions. Each Restricted Share award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Shares, when issued, will be represented by a share certificate or certificates registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, share certificates representing the Restricted Shares and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Shares (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such share certificates shall be deposited by the Holder with the Company, together with instruments of transfer, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Shares shall constitute issued and outstanding Ordinary Shares for all corporate purposes. Subject to the restrictions set forth in this Section 7, Section 12.6 of the Plan and the applicable Agreement, a Holder generally shall have the rights and privileges of a shareholder as to the Restricted Shares, including that the Holder will have the right to vote such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Ordinary Shares with respect to such Restricted Shares, with the exceptions that (i) the Holder will not be entitled to delivery of the share certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the share certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Shares shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested. Any such Restricted Shares and Retained Distributions that do not vest shall be forfeited and the Holder shall not thereafter have any rights with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited.

Section 8. Other Share-Based Awards. Other Share-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Ordinary Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, Ordinary Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into Ordinary Shares and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These Other Share-Based Awards may include performance shares or options, whose award is tied to specific performance criteria. Other Share-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each Other Share-Based Award shall be subject to such terms and conditions as may be determined by the Committee, subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Agreement evidencing such award.

Section 9. Accelerated Vesting and Exercisability.

9.1. Non-Approved Transactions. In the event of a Change of Control that has not been authorized or otherwise approved by the Board, the vesting periods of any and all Share Options and other awards granted and outstanding under the Plan shall be accelerated and all such Share Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Ordinary Shares subject to such Share Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Share Options and awards, and all performance goals will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

9.2. Approved Transactions. In the event of a Change of Control that has been approved by the Board, the Committee may (i) accelerate the vesting of any and all Share Options and other awards granted and outstanding under the Plan, and/or declare that all performance goals have been achieved at a specified target level and all other terms and conditions have been met, (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award, (iii) cancel any Share Option or Share Appreciation Right in exchange for a substitute option or share appreciation right in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) or §1.409A-1(b)(5)(v)(D), as applicable, (notwithstanding the fact that the original Share Option may never have been intended to satisfy the requirements for treatment as an Incentive Share Option) or (iv) cancel any Restricted Shares in exchange for restricted shares of any successor corporation. Notwithstanding the foregoing, the Committee shall not take any action pursuant to this Section 9 that would (i) cause any Option intended to qualify as an Incentive Share Option to fail to so qualify, (ii) cause an Option that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Option that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

9.3. Code Section 409A. Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 10. Amendment and Termination. The Board may at any time, and from time to time, amend, alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 11. Term of Plan.

11.1. Effective Date. The Effective Date of the Plan shall be the date on which the Plan is adopted by the Board. Awards may be granted under the Plan at any time after the Effective Date and before the date fixed herein for termination of the Plan; provided, however, that if the Plan is not approved within one year from the Effective Date by the affirmative vote of the holders of a simple majority of the votes attaching to the issued and outstanding shares of the Company cast at a duly held general meeting of the Company at which a quorum is present, then (i) no Incentive Share Options may be granted hereunder and (ii) all Incentive Share Options previously granted hereunder shall be automatically converted into Non-qualified Share Options.

11.2. Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Share Options may be made only during the ten-year period beginning on the Effective Date.

Section 12. General Provisions.

12.1. Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3. Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s Continuous Service is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s Continuous Service is terminated; provided, however, that if the Holder is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of the Holder’s service to the Company or within six months after exercise of the applicable Share Option, whichever is later. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b) Termination for Cause. If a Holder’s Continuous Service is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s Continuous Service is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4. Investment Representations; Company Policy. The Committee may require each person acquiring Ordinary Shares pursuant to a Share Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring Ordinary Shares pursuant to a Share Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5. Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Share Options and the awarding of Ordinary Shares and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6. Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for state and/or Federal income tax purposes (or any earlier date as required pursuant to any applicable laws and regulations) with respect to any Share Option or other award under the Plan, the Holder shall be required to pay in full to the Company or the Holder’s employer (if not the Company), or make alternative arrangements satisfactory to the Committee, for the payment of any Federal, state and local income, employment, and/or other taxes of any kind required by law to be withheld or paid with respect to such an award. If permitted by the Committee, tax withholding or payment obligations may be settled with Ordinary Shares, including Ordinary Shares that are part of the award that gives rise to the withholding requirement. If such tax obligations are satisfied through the withholding of Ordinary Shares that are otherwise issuable to the Holder pursuant to an award granted (or through the surrender of Ordinary Shares by the Holder to the Company), the number of Ordinary Shares that may be so withheld (or surrendered) shall be limited to the number of Ordinary Shares that have an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax liabilities as determined by the Company. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to withhold and deduct any such taxes or withholdings from any award granted or any payment of any kind relating to an award under this Plan, including from a distribution of Ordinary Shares, otherwise due to the Holder from the Company or any Subsidiary.

12.7. Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the Cayman Islands (without regard to choice of law provisions).

12.8. Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.9. Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.10. Applicable Laws. The obligations of the Company with respect to all Share Options, Share Appreciation Rights, Restricted Shares, Other Share-Based Awards, and any other awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such consents, registrations, filings and approvals by any governmental agencies as may be required, including, without limitation, the Securities Act and any applicable PRC laws and regulation with respect to tax, foreign exchange (including, without limitation, the Circular 7 and Circular 37) and offshore listing, and (ii) the rules and regulations of any securities exchange on which the Ordinary Shares may be listed.

12.11. Conflicts. If any provision of the Plan or any Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Holder or award granted under the Plan, or would disqualify the Plan or any award granted under the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award granted under the Plan, such provision shall be stricken as to such jurisdiction, Holder or award granted under the Plan and the remainder of the Plan and any such award shall remain in full force and effect. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code (with respect to Incentive Share Options), then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein or therein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Share Option cannot so qualify, that Option (to that extent) shall be deemed a Non-qualified Share Option for all purposes of the Plan. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions in any Agreement shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein. Further, the applicable provisions of the nonqualified-deferred compensation rules under Section 409A of the Code are hereby incorporated by reference and shall control over any Plan or Agreement provision in conflict therewith.

12.12. Certain Awards Deferring or Accelerating the Receipt of Compensation. Some of the awards that may be granted pursuant to the Plan may be considered to be “nonqualified deferred compensation” subject to Section 409A of the Code. It is the general intention, but not the obligation, of the Committee that all awards granted, and all Agreements entered into, under the Plan either will qualify for an exemption or exception or will comply with the requirements of Section 409A of the Code. The Committee, in administering the Plan, intends, and the parties entering into any Agreement intend that the Plan and any applicable Agreement comply with and meet all of the requirements of Section 409A of the Code or qualify for an exception thereto, and shall include such provisions in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exemption or exception thereto. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Holder on account of non-compliance with Section 409A of the Code. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any award is or may become subject to Section 409A of the Code, the Committee may amend the Plan and the related Agreements without the consent of the Holder or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Code Section 409A or to exclude or exempt the Plan or any award granted under the Plan, and any Agreement related thereto, from the requirements of Section 409A of the Code. Notwithstanding any contrary provision in this Plan or any award hereunder, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the award) upon expiration of such delay period.

12.13. Non-Registered Shares. The Ordinary Shares to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Ordinary Shares or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Ordinary Shares on a national securities exchange or any other trading or quotation system.

12.14. Tax Withholding; Sell to Cover. If requested by a Holder at the time of issuance of any award and if approved by the Committee, in connection with the settlement of any vested award, the Company shall issue the Ordinary Shares subject to the award to a broker designated by the Company and acting on behalf and for the account of the Holder with instructions to (i) sell a number of such Ordinary Shares sufficient to satisfy the applicable withholding taxes which arise in connection with such settlement; provided, that the amount sold does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment, along with any applicable third-party commission, and (ii) remit the proceeds of such sale to the Company. In the event the sale proceeds are insufficient to fully satisfy the applicable withholding taxes, such Holder authorizes withholding from payroll and any other amounts payable to the Holder, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy the applicable withholding taxes. Unless the withholding tax obligations of the Company and/or any affiliate thereof are satisfied, the Company shall have no obligation to issue any Ordinary Shares on the Holder’s behalf pursuant to the vesting of the award.

12.15. Clawbacks. All awards, amounts, or benefits received or outstanding under this Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions. The Holder’s acceptance of an award under the Plan will constitute acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Holder, whether adopted before or after the Effective Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Holder’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

12.16. Section 16(b) of the Exchange Act. It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Holders will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 12.16, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

12.17. Data Privacy. As a condition of receipt of any award, each Holder explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 12.17 by and among, as applicable, the Company and its affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and awards and the Holder’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its affiliates may hold certain personal information about a Holder, including, but not limited to, the Holder’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and awards and the Holder’s participation in this Plan, the Company and its affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and awards and the Holder’s participation in this Plan. Recipients of the Data may be located in the Holder’s country or elsewhere, and the Holder’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an award, each Holder authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and awards and the Holder’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage this Plan and awards and the Holder’s participation in this Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s eligibility to participate in this Plan, and in the Committee’s discretion, the Holder may forfeit any outstanding awards if the Holder refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

12.18. Successor and Assigns. This Plan shall be binding on all successors and permitted assigns of a Holder, including, without limitation, the estate of such Holder and the executor, administrator, or trustee of such estate.

12.19. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

12.20. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.